                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report (and all references to our Firm) included in or made a part of this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
August 28, 1996